UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective December 6, 2018, the Company and its second-tier subsidiary, Canary Rx Inc. (“Canary Rx”), entered into a Distribution, Collaboration and Licensing Agreement (“Agreement”) with Serious Seeds B.V.(“Serious Seeds”), incorporated in the Netherlands, and Simon Smit (“Smit”), President of Serious Seeds. Under the Agreement, Canary Rx is appointed the exclusive distributor in Canada of Serious’ proprietary cannabis seed strains and Serious’ cannabis cuttings, dried flowers and extracts. In addition, under the Agreement Canary Rx and Serious will develop certain “Collaborative Products” defined as cannabis seed strains created collaboratively using Serious’ intellectual property. During the term of the Agreement, Canary Rx will own all of the intellectual property related to the Collaborative Products.

Under the Agreement, Smit has granted Canary Rx an exclusive license in Canada to Serious’ intellectual property including the right to use the service mark of Serious Seeds and all of the names of Serious’ proprietary cannabis seed strains including Indica, Sativa, Hybrid and Autoflowering.

The initial term of the Agreement will be five (5) years and will be automatically renewed for consecutive five (5) terms subject to rights of termination upon one hundred and eighty (180) days prior notice.

In consideration of the intellectual property rights granted by Smit to Canary Rx under the Agreement, the Company will issue to Smit 250,000 shares of the Company’s common stock. In addition, beginning on the 13th month following the effective date of the Agreement and continuing through the sixtieth month of the initial term, the Company will issue to Smit each month 5,208.3333 shares of common stock and warrants to purchase 200,000 shares of Target common stock at $0.15 per share. In addition, Smit will be issued warrants in each of the foregoing months to purchase 16,666.6667 shares of Target common stock at varying exercise prices ranging from $0.20 to $0.35 per share. All of the warrants must be exercised on or before the two (2) year anniversary date of each of the warrant issuance dates.

In consideration of Canary Rx’s appointment as Serious’ exclusive distributor in Canada, Canary Rx will pay Serious certain royalties as follows:

1st year:	2.00% of gross sales
2nd year:	2.25% of gross sales
3rd year:	2.50% of gross sales
4th year:	2.75% of gross sales
5th and following years:	3.00% of gross sales

Section 7-	Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure

On December 11, 2018, the Company issued a news release announcing the Company’s entry into the Agreement referred to in Item 1.01 of this Report. The news release is included with this Report as Exhibit 99.1.

On December 12, 2018, the Company issued a follow-up news release which clarified the December 11, 2018 news release with respect the extent of the Company’s “exclusive global” partnership. Under the Agreement, the Company has an exclusive partnership with Serious Seeds in Canada and the first right of refusal for other countries internationally where medical and recreational cannabis is legal. The December 12 release removed the reference to “exclusive global”. The news release is included with this report as Exhibit 99.2.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated December 11, 2018

99.2	News Release dated December 12, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: December 12, 2018	By:	/s/ Rubin Schindermann
Chief Executive Officer